Exhibit 99.1

Civista Bancshares, Inc. Announces Strong First Quarter 2016 Earnings

Sandusky, Ohio, April 22, 2016 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) reported net income attributable to common shares of $4.3 million, or $0.43 per diluted share, for the first quarter of 2016, compared with $2.8 million, or $0.29 per diluted share, for the prior year period.

“We increased our first quarter 2016 diluted earnings per share by 48% over the same quarter in 2015. We have also seen the impact of organic and acquisitive growth now that a year has passed since the Dayton acquisition. We have improved noninterest income, primarily due to the large portion of the tax refund processing fees in the first quarter. At the same time, noninterest expenses have increased modestly, largely attributable to growth and the merger.” said James O. Miller, Chairman, President and CEO of Civista.

Results of Operations:

Net interest income for the first quarter of 2016 increased $1.3 million, or 12.1% compared to the same period of 2015. The increase in net interest income for the quarter was due both to an increase in average loans outstanding as well as a decrease in cost of funds. Tax equivalent net interest margin was 3.53% for the first quarter, compared to 3.65% for the same period a year ago. Net interest margin was reduced in both periods due to the impact of additional interest-earning cash on deposit related to the tax refund processing program. Average cash related to the tax refund processing program in the first quarter 2016 and 2015 was $216 million and $111 million, respectively. The reduction to net interest margin was 54 basis points in 2016 and 34 basis points in 2015.

Mr. Miller continued, “Our net interest margin is consistently lower in the first quarter due to the amount of cash the tax refund processing program generates. In spite of the current rate environment, we have maintained a strong core net interest margin, kept our asset duration under two years and have not diluted our lending standards.”

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Three months ended March 31,
	2016			2015
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$1,000,720	$11,317	4.55%	$927,105	$10,246	4.49%
Securities	211,995	1,456	3.54%	211,521	1,456	3.54%
Interest-bearing deposits	227,738	280	0.49%	116,298	60	0.21%

Total interest earning assets	$1,440,453	$13,053	3.76%	$1,254,924	$11,762	3.93%

Liabilities
Int-bearing demand and savings	$556,240	$113	0.08%	$525,363	$98	0.08%
Time deposits	209,550	377	0.72%	224,596	444	0.80%
FHLB advances and other borrowings	91,724	328	1.44%	84,079	305	1.47%

Total interest-bearing liabilities	$857,514	$818	0.38%	$834,038	$847	0.41%

Noninterest-bearing deposits	$608,085			$414,715

Net interest income and interest rate spread		$12,235	3.38%		$10,915	3.52%
Net interest margin			3.53%			3.65%

The provision for loan losses was $400 thousand in the first quarter of 2015 while no provision was made during the first quarter of 2016. The decrease in provision for loan losses for the three months of 2016 is due to improved asset quality, compared to the same period a year ago. Management believes the level of reserve for loan losses is adequate.

During the quarter, noninterest income totaled $5.3 million, an increase of $858 thousand, or 19.5%, compared to the prior year’s first quarter.

Noninterest income

(dollars in thousands)	Three months ended March 31,
	2016	2015
Service charges	$1,129	$1,055
Net gain on sale of securities	(5)	—
Net gain on sale of loans	394	204
ATM fees	508	449
Trust fees	634	767
Tax refund processing fees	2,200	1,600
Other	400	327

Total noninterest income	$5,260	$4,402

Service charge income increased in the first quarter, primarily due to an increase in business service charges, as well as service charge fees instituted in our Dayton market since the acquisition of

TCNB. Gain on sale of mortgage loans increased $190 thousand due to additional volume of mortgage loans sold as well as an increase in the related premium. Trust fees decreased $133 thousand due to a decrease in trust assets. Tax refund processing fees increased $600 thousand, or 37.5% when compared to the three months of 2015, due to an increase in the volume of refunds processed.

Noninterest expense totaled $10.9 million, an increase of $304 thousand, or 2.9%, compared to the prior year’s first quarter.

Noninterest expense

(dollars in thousands)	Three months ended March 31,
	2016	2015
Salaries, Wages and benefits	$6,324	$5,899
Net occupancy and equipment	927	987
Contracted data processing	355	448
Taxes and assessments	470	476
Professional services	501	456
Amortization of intangible assets	183	142
Marketing	287	236
Other	1,860	1,959

Total noninterest expense	$10,907	$10,603

Salaries, wages and benefits expense increased $425 thousand for the first quarter of 2016 compared to the same period of 2015. The increase in salaries, wages and benefits expense was primarily due to the addition of TCNB employees, as well as normal merit increases.

The efficiency ratio improved to 60.1% in the first quarter of 2016 compared to 66.9% for the first quarter of 2015. The improvement in the efficiency ratio is due to the increase in net interest income, as well as the increase in noninterest income, partially offset by a modest increase in noninterest expense.

Mr. Miller continued, “While we have had success increasing revenues, the success we have had in minimizing costs is also important in our increase in net income. We added three offices in the acquisition of TCNB, added loans and increased mortgage production. At the same time we were successful in limiting the increase of costs to less than 3%.”

Balance Sheet

Total assets increased $191.9 million, or 14.6%, from December 31, 2015 to March 31, 2016. This was due primarily to the additional cash balances related to the tax refund processing program. Total tax refund processing related cash was $239.2 million, compared to $22.1 million at year-end.

Total loans increased $4.3 million or 0.4% from December 31, 2015 to March 31, 2016. The increase in total loans is due to increased Residential Real Estate and Real Estate Construction lending, offset by declines in our other lending segments.

End of period loan balances

(dollars in thousands)

	March 31, 2016	December 31, 2015
Commercial and Agriculture	$122,207	$124,402
Commercial Real Estate - Owner Occupied	166,859	167,897
Commercial Real Estate - Non-owner Occupied	344,717	348,439
Residential Real Estate	243,835	236,338
Real Estate Construction	64,176	58,898
Farm Real Estate	44,960	46,993
Consumer and Other	19,049	18,560

Total Loans	$1,005,803	$1,001,527

Jim Miller continued, “While we had a very modest increase in loans for the first quarter of 2016, we normally experience seasonal run-off of Agriculture loans during this period.”

Total deposits increased $227.7 million, or 21.6%, from December 31, 2015 to March 31, 2016. This was due primarily to the additional cash balances related to the tax refund processing program.

End of period deposit balances

(dollars in thousands)

	March 31, 2016	December 31, 2015
Noninterest-bearing demand	$511,024	$300,615
Interest-bearing demand	190,815	176,303
Savings and money market	373,389	364,067
Time deposits	204,552	211,048

Total Deposits	$1,279,780	$1,052,033

Total shareholder’s equity increased $5.4 million, or 4.3%, from December 31, 2015 to March 31, 2016 primarily due to increased retained earnings of $3.9 million and a $1.3 million increase in other comprehensive income related to unrealized gains in the investment portfolio.

Asset Quality

Nonperforming assets at March 31, 2016 were $15.5 million, a $2.2 million increase from December 31, 2015, primarily due to two loan relationships. The Company recorded net recoveries of $72 thousand for the first quarter of 2016 compared to net charge-offs of $353 thousand for the same period of 2015.

Non-performing Assets

(dollars in thousands)	March 31, 2016	December 31, 2015
Non-accrual loans	$11,252	$9,890
Restructured loans	4,191	3,294

Total non-performing loans	15,443	13,184
Other Real Estate Owned	56	116

Total non-performing assets	$15,499	$13,300

Civista Bancshares, Inc. is a $1.5 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 28 locations in North Central, West Central and Southwestern Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

James O. Miller

Chairman, President and CEO

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares, Inc.

Financial Highlights

(dollars in thousands, except share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended March 31, (unaudited)
	2016	2015

Interest income	13,053	11,762
Interest expense	818	847

Net interest income	12,235	10,915
Provision for loan losses	—	400

Net interest income after provision	12,235	10,515
Noninterest income	5,260	4,402
Noninterest expense	10,907	10,603

Income before taxes	6,588	4,314
Income tax expense	1,863	1,143

Net income	4,725	3,171
Preferred stock dividends	391	404

Net income available to common shareholders	4,334	2,767

Dividends per common share	$0.05	$0.05

Earnings per common share,
basic	$0.55	$0.36
diluted	$0.43	$0.29

Average shares outstanding,
basic	7,860,716	7,758,998
diluted	10,938,961	10,907,674

Selected financial ratios:
Return on average assets	1.17%	0.93%
Return on average equity	14.97%	10.99%
Dividend payout ratio	8.32%	12.23%
Net interest margin (tax equivalent)	3.53%	3.65%

Selected Balance Sheet Items

	March 31, 2016	December 31, 2015
	(unaudited)	(unaudited)
Cash and due from financial institutions	$214,407	$35,561
Investment securities	201,786	196,249
Loans held for sale	2,193	2,698
Loans	1,005,803	1,001,527
Less allowance for loan losses	14,433	14,361

Net loans	991,370	987,166
Other securities	13,550	13,452
Fixed assets	16,773	16,944
Goodwill and other intangibles	29,337	29,504
Bank owned life insurance	23,218	20,104
Other assets	14,262	13,363

Total assets	$1,506,896	$1,315,041

Total deposits	$1,279,780	$1,052,033
Federal Home Loan Bank advances	17,500	71,200
Securities sold under agreements to repurchase	24,272	25,040
Subordinated debentures	29,427	29,427
Accrued expenses and other liabilities	25,377	12,168
Total shareholders’ equity	130,540	125,173

Total liabilities and shareholders’ equity	$1,506,896	$1,315,041

Shares outstanding at period end	7,875,172	7,843,578

Book value per share	$13.75	$13.12
Tangible book value per share	10.02	9.36
Equity to asset ratio	8.66%	9.52%

Selected asset quality ratios:
Allowance for loan losses to total loans	1.43%	1.43%
Non-performing assets to total assets	1.03%	1.01%
Allowance for loan losses to non-performing loans	93.46%	108.93%

Non-performing asset analysis
Nonaccrual loans	$11,252	$9,890
Troubled debt restructurings	4,191	3,294
Other real estate owned	56	116

Total	$15,499	$13,300

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Three Months Ended March 31,
	2016			2015
	Average balance	Interest	Yield/ rate *	Average balance	Interest	Yield/ rate *
Assets:
Interest-earning assets:
Loans	$1,000,720	$11,317	4.55%	$927,105	$10,246	4.49%
Taxable securities	137,795	801	2.38%	141,902	832	2.42%
Non-taxable securities	74,200	655	5.69%	69,619	624	5.82%
Interest-bearing deposits in other banks	227,738	280	0.49%	116,298	60	0.21%

Total interest-earning assets	$1,440,453	13,053	3.76%	$1,254,924	11,762	3.93%

Noninterest-earning assets:
Cash and due from financial institutions	114,551			66,687
Premises and equipment, net	16,871			15,407
Accrued interest receivable	4,019			3,885
Intangible assets	29,447			24,760
Other assets	9,906			9,512
Bank owned life insurance	21,562			19,678
Less allowance for loan losses	(14,504)			(14,446)

Total Assets	$1,622,305			$1,380,407

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$556,240	$113	0.08%	$525,363	$98	0.08%
Time	209,550	377	0.72%	224,596	444	0.80%
FHLB	38,436	110	1.15%	34,447	121	1.42%
Subordinated debentures	29,427	212	2.90%	29,427	179	2.47%
Repurchase Agreements	23,861	6	0.10%	20,205	5	0.10%

Total interest-bearing liabilities	$857,514	818	0.38%	$834,038	847	0.41%

Noninterest-bearing deposits	608,085			414,715
Other liabilities	29,730			14,633
Shareholders’ Equity	126,976			117,021

Total Liabilities and Shareholders’ Equity	$1,622,305			$1,380,407

Net interest income and interest rate spread		$12,235	3.38%		$10,915	3.52%

Net interest margin			3.53%			3.65%

* - All yields and costs are presented on an annualized basis

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
End of Period Balances	2016	2015	2015	2015	2015

Assets
Cash and due from banks	$214,407	$35,561	$33,619	$35,092	$142,339
Securities available for sale	201,786	196,249	198,655	197,429	199,693
Loans held for sale	2,193	2,698	1,223	4,034	2,919
Loans	1,005,803	1,001,527	1,000,275	1,002,917	984,105
Allowance for loan losses	(14,433)	(14,361)	(14,760)	(14,707)	(14,315)

Net Loans	991,370	987,166	985,515	988,210	969,790
Other securities	13,550	13,452	13,324	13,261	13,400
Fixed assets	16,773	16,944	16,200	16,308	16,163
Goodwill and other intangibles	29,337	29,504	29,683	29,608	29,790
Bank owned life insurance	23,218	20,104	19,987	19,870	19,754
Other assets	14,262	13,363	15,125	13,460	13,391

Total Assets	$1,506,896	$1,315,041	$1,313,331	$1,317,272	$1,407,239

Liabilities
Total Deposits	$1,279,780	$1,052,033	$1,055,959	$1,075,806	$1,197,316
Federal Home Loan Bank advances	17,500	71,200	72,200	55,300	17,500
Securities sold under agreement to repurchase	24,272	25,040	20,887	17,460	21,488
Subordinated debentures	29,427	29,427	29,427	29,427	29,427
Accrued expenses and other liabilities	25,377	12,168	11,521	19,257	22,581

Total liabilities	1,376,356	1,189,868	1,189,994	1,197,250	1,288,312

Shareholders’ equity
Preferred shares, Series B	22,273	22,273	22,273	22,273	22,309
Common Stock	115,442	115,330	115,267	115,248	115,193
Accumulated earnings (deficit)	9,242	5,300	2,884	414	(1,924)
Treasury stock	(17,235)	(17,235)	(17,235)	(17,235)	(17,235)
Accumulated other comprehensive income (loss)	818	(495)	148	(678)	584

Total shareholders’ equity	130,540	125,173	123,337	120,022	118,927

Total liabilities and shareholders’ equity	$1,506,896	$1,315,041	$1,313,331	$1,317,272	$1,407,239

Quarterly Average Balances
Assets:
Earning assets	$1,440,453	$1,218,797	$1,230,249	$1,246,731	$1,254,924
Securities	211,995	212,463	210,209	211,553	211,521
Loans	1,000,720	996,861	1,009,372	991,487	927,105
Liabilities and shareholders’ equity
Total deposits	$1,373,875	$1,059,271	$1,073,930	$1,133,432	$1,164,674
Interest-bearing deposits	765,790	756,422	773,625	788,191	749,959
Interest-bearing liabilities	91,724	111,481	111,797	72,687	84,079
Total shareholders’ equity	126,976	124,025	121,057	119,212	117,021

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

	Three Months Ended
Income statement	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Total interest income	$13,053	$12,976	$13,223	$12,740	$11,762
Total interest expense	818	815	821	824	847

Net interest income	12,235	12,161	12,402	11,916	10,915
Provision for loan losses	—	—	400	400	400
Noninterest income	5,260	3,146	3,076	3,652	4,402
Noninterest expense	10,907	10,741	10,666	10,933	10,603

Income before taxes	6,588	4,566	4,412	4,235	4,314
Income tax expense	1,863	1,367	1,159	1,113	1,143

Net income	4,725	3,199	3,253	3,122	3,171
Preferred stock dividends	391	391	391	391	404

Net income available to common shareholders	$4,334	$2,808	$2,862	$2,731	$2,767

Common stock dividend paid	$393	$392	$392	$392	$385

Per share data
Basic net income per common share	$0.55	$0.36	$0.36	$0.35	$0.36
Diluted net income per common share	0.43	0.29	0.30	0.29	0.29
Dividends per common share	0.05	0.05	0.05	0.05	0.05
Average common shares outstanding - basic	7,860,716	7,843,578	7,843,578	7,842,159	7,758,998
Average common shares outstanding - diluted	10,938,961	10,921,823	10,921,823	10,921,824	10,907,674

Asset quality
Allowance for loan losses, beginning of period	$14,361	$14,760	$14,707	$14,315	$14,268
Charge-offs	(126)	(525)	(634)	(305)	(585)
Recoveries	198	126	287	297	232
Provision	—	—	400	400	400

Allowance for loan losses, end of period	$14,433	$14,361	$14,760	$14,707	$14,315

Ratios
Allowance to total loans	1.43%	1.43%	1.48%	1.47%	1.45%
Allowance to nonperforming assets	93.12%	107.98%	102.90%	86.33%	74.69%
Allowance to nonperforming loans	93.46%	108.93%	106.57%	88.80%	76.81%

Nonperforming assets
Nonperforming loans	$15,443	$13,184	$13,851	$16,562	$18,638
Other real estate owned	56	116	494	474	528

Total nonperforming assets	$15,499	$13,300	$14,345	$17,036	$19,166

Capital and liquidity
Tier 1 leverage ratio	8.24%	9.96%	9.68%	9.38%	8.91%
Tier 1 risk-based capital ratio	12.52%	12.70%	12.47%	12.20%	12.10%
Total risk-based capital ratio	13.77%	13.96%	13.72%	13.45%	13.35%
Tangible common equity ratio	5.34%	5.71%	5.56%	5.29%	4.79%